Exhibit 10.9

ESTOPPEL AND AGREEMENT

THIS ESTOPPEL AND AGREEMENT (this “Agreement”) is made as of the 18 day of August, 2015 by AR I BORROWER, LLC, a Delaware limited liability company (“Seller”), for the benefit of BR ASHTON I OWNER, LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, Seller is the owner of that certain real property commonly known as Ashton Reserve at Northlake Phase I, located in Charlotte, Mecklenburg County, North Carolina, which is more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Seller Property”); and

WHEREAS, the Seller Property is subject to that certain Declaration of Easements, Covenants and Restrictions dated as of November 22, 2013, made by Northlake Investors 288, LLC, an Alabama limited liability company (“Declarant”), dated as of November 22, 2013, and recorded in Book 28849, Page 615 in the Mecklenburg County, North Carolina Registry (the “Declaration”); and

WHEREAS, the Declaration also encumbers certain adjacent property owned by Declarant and commonly known as Ashton Reserve at Northlake Phase II, located in Charlotte, Mecklenburg County, North Carolina and more particularly described on Exhibit “B” attached hereto and made a part hereof (the “Declarant Property”);

WHEREAS, Purchaser is contemplating acquiring the Seller Property; and

WHEREAS, Seller, for the benefit of the Purchaser, desires to make certain representations, covenants and agreements with respect to the Declaration

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, to its actual knowledge, hereby represents, covenants and agrees as follows:

1.          Seller has the power and authority under the Declaration to confirm the status of compliance by Declarant with the terms of the Declaration. The undersigned representative of Seller is duly authorized and fully qualified to execute this Agreement on behalf of Seller, thereby binding Seller.

2.          The Declaration (i) is in full force and effect, (ii) has not been assigned, supplemented, amended or otherwise modified except as provided for herein, and (iii) represents the entire understanding of the parties thereto as well as their respective successors-in-title or assigns as to the subject matter contained therein, and there exist no other documents, agreements or understandings with respect to said subject matter.

3.          Declarant is in material compliance with the material terms, conditions, provisions, and restrictions of the Declaration.

4.          Declarant is not default under the Declaration, nor has any event occurred which, with the passage of time, the giving of notice, or both, would cause Declarant to be in default under the Declaration.

5.          There are no outstanding liens, assessments or other charges or amounts owed with respect to Declarant or which are being asserted by Seller.

6.          All items required by the Declaration to be constructed or installed on the Seller Property to serve or benefit the Declarant Parcel, including, without limitation, the Detention Pond and the Dog Park Improvements, have been completed and placed into service.

7.          The last request by Declarant for Reimbursement (as defined in the Declaration) from Seller was made on     ——    , in the amount of $    ——    , and same has been paid in full by Seller.

8.          The last request by Seller for Reimbursement (as defined in the Declaration) from Declarant was made on     ——    , in the amount of $    ——    , and same has been paid in full by Declarant.

9.          The acknowledgements, agreements and certifications contained herein will be relied upon by Purchaser, and any lender making a loan to Purchaser, as well as their respective successors and assigns and such acknowledgements, agreements and certifications shall inure to the benefit of Purchaser, and any lender making a loan to Purchaser, as well as their respective successors and assigns.

[NO FURTHER TEXT ON THIS PAGE]

2

IN WITNESS WHEREOF, the undersigned Seller has executed this Agreement as of the day and year first above written.

SELLER:

AR I BORROWER, LLC, a Delaware limited liability company

By:	AR OWNER, LLC, a Delaware limited liability company, its Sole Member and Sole Manager

	By:	AR DEVELOPER, LLC, a Georgia limited liability company, its Managing Member

		By:	CATALYST DEVELOPMENT PARTNERS II, LLC, a Georgia limited liability company, its Sole Member and Sole Manager

			By:	/s/ Robert Meyer
				Name:	Robert Meyer
				Title:	Manager/Officer

3

EXHIBIT A

Legal Description of Seller Property

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

Being all of Parcels 1, 2 and the areas shown as the sixty-six (66) foot public right-of-way (“Prosser Way”) and the fifty (50) foot public right of way (“Skinner Lane”), as shown on a plat recorded in Map Book 53, page 886, and Parcel 3A as shown on a plat recorded in Map Book 55, page 355, Mecklenburg County Register of Deeds, reference to which is hereby made for a more particular description.

TOGETHER WITH the rights and easements conferred by that Sewer Easement Agreement recorded in Book 18053, at page 845, Mecklenburg County Register of Deeds, as amended by First Amendment to Sewer Agreement recorded in Book 20732, at page 68, and Second Amendment to Sewer Easement Agreement recorded in Book 22541, at page 189.

TOGETHER WITH easements contained in that Declaration of Easements, Covenants and Restrictions recorded in Book 28849 at page 615, Mecklenburg County Register of Deeds.

4

EXHIBIT B

Legal Description of Declarant Property

All that certain piece or parcel of land situated in the City of Charlotte, Mecklenburg County, North Carolina and described as Parcel 3B as shown on the plat entitled “Ashton Reserve at North Lake” and recorded in Map Book 55, Page 355, Mecklenburg County Registry.

5